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                                                                  Exhibit 23(B)


INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of The BFGoodrich Company on Form S-1 of our report dated September 11, 1997, on our audits of Rohr, Inc. as of July 31, 1996 and for each of the two years in the period then ended, appearing in the Prospectus, which is part of the Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Diego, California
March 24, 1998